Exhibit 23.1

[Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 6, 2012, relating to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiaries (“GAMCO”), and the effectiveness of GAMCO’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GAMCO for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
May 14, 2012